EXHIBIT 4.1

                           Matrix Capital Group, Inc.
                         335 Madison Avenue, 11th Floor
                           New York, New York  10103



                                  May 15, 2003



Matrix Unit Trust, Series 5
c/o JPMorgan Chase Bank, as Trustee
4 Chase MetroTech Center-3rd Floor
Brooklyn, New York 11245


     Re:                   Matrix Unit Trust, Series 5
                       Diversified ETF Portfolio, Series 1

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-103317 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Matrix Capital Group, Inc. as evaluator.

          You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                MATRIX CAPITAL GROUP, INC.


                                By     /s/ ALEX R. MEITZNER
                                  -----------------------------
                                    President, Funds Division